Exhibit 6(ii) under form N-1A
                                       Exhibit 1(i) under Item 601 /Reg.S-K
                                 EXHIBIT I
                                  to the
                          Distribution Agreement

                            THE BILTMORE FUNDS

                              CLASS A SHARES*
                              CLASS Y SHARES
                          Biltmore Balanced Fund
                      Biltmore Emerging Markets Fund
                           Biltmore Equity Fund
                        Biltmore Equity Index Fund
                        Biltmore Fixed Income Fund
                     Biltmore Quantitative Equity Fund
                   Biltmore Short-Term Fixed Income Fund
                       Biltmore Special Values Fund



     In consideration of the mutual covenants set forth in the Distribution Agreement (the "Agreement") dated March 9, 1992 between The Biltmore Funds and Federated Securities Corp. ("FSC"), The Biltmore Funds executes and delivers this Exhibit on behalf of the Portfolios first set forth in this Exhibit.

     FSC shall retain the initial sales charge, if any, on purchases of shares of the above Portfolios as set forth in The Biltmore Funds' Registration Statement. FSC is authorized to collect the gross proceeds derived from the sale of such shares, remit the net asset value thereof to the applicable Portfolio upon receipt of the proceeds and retain the initial sales charge, if any.

     FSC may reallow any or all of the initial sales charges which it is paid under the Agreement to such brokers and other financial institutions as FSC may from time to time determine.

     Witness the due execution hereof this 6th day of June, 1996.



Attest:                            The Biltmore Funds



/s/ Peter J. Germain               By:/s/ Charles L. Davis Jr.
             Secretary                      Vice President




Attest:                            Federated Securities Corp.



/s/ Byron F. Bowman                By:/s/ E C Gonzales
             Secretary             Executive Vice President


* THIS EXHIBIT SUPERSEDES EXHIBITS E, F, G AND H WITH RESPECT TO THE CLASS WITH RESPECT TO THE CLASS A SHARES.